UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-220646	81-4112948
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Strategic Student & Senior Housing Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 11, 2020 (the “2020 Annual Meeting”). Set forth below are the final voting results from the 2020 Annual Meeting.

Proposal One

The following directors were each elected by the following vote to serve as a director until the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

	Votes For	Votes Withheld
H. Michael Schwartz	6,992,765	192,133
Stephen G. Muzzy	6,944,895	240,002
Brent Chappell	6,984,253	200,644

Proposal Two

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
6,931,116	49,892	203,889

* The numbers in the tables above are rounded to the nearest share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

Date: June 12, 2020	By:	/s/ Michael A. Crear
Michael A. Crear
Chief Financial Officer and Treasurer